SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

 (Date of earliest event reported)

April 24, 2003

CSB Bancorp, Inc.

(Exact name of Registrant as specified in its Charter)

Ohio	0-21714	34-1687530
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification Number)

6 West Jackson Street, P.O. Box 232, Millersburg, Ohio	44654
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 674-9015

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

On April 24, 2003, the Board of Directors of CSB Bancorp, Inc. announced the appointment of Robert K. Baker as Chairman of the Board of Directors.  On April 24, 2003, the Board of Directors, at its annual organizational meeting, elected Mr. Baker as Chairman of Board of CSB Bancorp, Inc.  Mr. Bess continues to serve as President and Chief Executive Officer of CSB Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSB BANCORP, INC.

Date: April 29, 2003	By: /s/ C. JAMES BESS
C. James Bess President and CEO